SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 15, 2007 (August 14, 2007)

SOLAR ENERTECH CORPORATION
(Exact name of Company as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)
1600 Adams Drive
Menlo Park, California 94025
(Address of Principal Executive Offices)
(650) 688-5800
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.
     On August 15, 2007 Solar Enertech Corporation’s Chief Financial Officer concluded that the company’s previously issued financial statements, including specifically the consolidated balance sheet, statements of operations and statements of cash flows covering the fiscal year ended September 30, 2006 and the quarters ending December 31, 2006 and March 31, 2007 should no longer be relied upon.
     This conclusion was based on the company’s determination that the accounting treatment of certain stock based compensation and derivative financial instruments must be revised. The extent of the adjustments is not yet known as the review process has not been completed. The company expects that its net loss for the periods indicated will increase significantly as a result of these changes.
     The company’s Chief Financial Officer has discussed with Malone & Bailey, PC, the company’s independent accountant, the matters disclosed in this Current Report. Upon completion of the review process, the company expects to amend this Current Report to disclose the extent of the changes to its financial statements, and to amend its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 and its Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2006 and March 31, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 15, 2007

SOLAR ENERTECH CORPORATION
By:	/s/ Anthea Chung
Anthea Chung, Chief Financial Officer